UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 22, 2015

AVID TECHNOLOGY, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-36254	04-2977748
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

75 Network Drive, Burlington, Massachusetts  01803
(Address of Principal Executive Offices)   (Zip Code)

(978) 640-6789
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⎕ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⎕ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⎕ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⎕ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On June 22, 2015, Avid Technology, Inc. (the “Company”), together with the Company’s subsidiary, Avid Technology Worldwide, Inc. (“Avid Worldwide”), as guarantor, entered into a Credit Agreement (the “Credit Agreement”) with the lenders thereto (the “Lenders”) and KeyBank National Association, as administrative agent. Pursuant to the Credit Agreement, the Lenders agreed to provide a revolving credit facility (the “Credit Facility”) for the Company of up to a maximum of $35.0 million outstanding at any time. The Company may increase the total commitments under the Credit Facility by up to an additional $15.0 million, subject to certain conditions, potentially increasing the Credit Facility to up to $50.0 million. The Credit Facility terminates, and all outstanding loans become due and payable, on December 22, 2019. Prior to the maturity of the Credit Facility, any amounts borrowed may be repaid and, subject to the terms and conditions of the Credit Agreement, reborrowed in whole or in part without penalty. There were no amounts outstanding under the Credit Facility as of the Closing Date.

Interest accrues on outstanding borrowings under the Credit Facility at a rate of either LIBOR (as defined in the Credit Agreement) plus 2.00% or a Base Rate (as defined in the Credit Agreement) plus 1.00%, at the option of the Company. The Company must also pay to the Lenders, on a quarterly basis, an unused line fee at a rate of 0.25% per annum on an amount equal to (1) the average lending commitments under the Credit Facility during the immediately preceding quarter less (2) the average daily amount of the outstanding borrowings plus the undrawn amount of any outstanding letters of credit under the Credit Facility during the immediately preceding quarter. During the term of the Credit Facility, the Company is entitled to reduce the maximum amounts of the Lenders’ commitments, subject to the payment of certain fees based on the amount of any reduction.

The Company and Avid Worldwide provided guarantees and liens on substantially all of their assets to secure the obligations of all obligors under the Credit Facility. Future subsidiary guarantors are also required to become a party to the applicable security agreements.

The Credit Agreement requires the Company to maintain a Leverage Ratio (defined to mean the ratio of (a) consolidated total funded indebtedness to (b) consolidated EBITDA) of no greater than 2.5 to 1. The Credit Agreement also requires the Company to maintain an Interest Coverage Ratio (the ratio of (a) consolidated EBITDA, to (b) consolidated total interest expense) of no less than 3.5 to 1.
The Credit Agreement contains customary representations and warranties, covenants, mandatory prepayments, and events of default under which the Company’s payment obligations may be accelerated.

The foregoing description of the Credit Agreement is not intended to be complete and is qualified in its entirety by reference to the full text of the Credit Agreement, a copy of which is filed as Exhibit 10.1 hereto.

Item 1.02 Termination of a Material Definitive Agreement

Concurrently with the entry into the Credit Agreement, on June 22, 2015 the Company terminated its Credit Agreement dated October 1, 2010 (the "2010 Credit Agreement"), among the Company and certain of its subsidiaries, as borrowers, Wells Fargo Capital Finance, LLC, as Administrative Agent and the other lender parties thereto. There were no penalties paid by the Company in connection with this termination.

Item 2.01 Completion of Acquisition or Disposition of Assets

On June 23, 2015, the Company completed its previously announced acquisition of Orad Hi-Tech Systems Ltd. (“Orad”), an Israeli company listed on the Frankfurt Stock Exchange, pursuant to the terms of the Transaction Agreement and Plan of Merger (the “Merger Agreement”) by and among the Company, Orad, and a wholly owned subsidiary of Avid (“Merger Sub”). The acquisition was accomplished by the merger of Merger Sub with and into Orad, and upon consummation of the merger, Merger Sub ceased to exist and Orad became an indirect wholly owned subsidiary of the Company. In accordance with the terms of the Merger Agreement, each issued and outstanding share of Orad common stock was canceled and converted into the right to receive consideration equal to €5.67 in cash, without interest. The total consideration represented an enterprise value of approximately $65 million based on the exchange rate on the date of closing, net of estimated cash acquired. The above descriptions of the Merger Agreement and the transactions contemplated thereby do not purport to be complete and are qualified in their entirety by reference to the full text of the Merger Agreement, which was filed as Exhibit 2.1 to the Current Report on Form 8-K filed by the Company on April 13, 2015 and which is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information contained in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure

On June 23, 2015, the Company issued a press release announcing the consummation of the transaction contemplated by the Merger Agreement. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Limitation on Incorporation by Reference. The information furnished in this Item 7.01 and exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Cautionary Note Regarding Forward-Looking Statements. Except for historical information contained in this Form 8-K and exhibit 99.1 hereto, the Form 8-K and exhibit contain forward-looking statements that involve certain risks and uncertainties that could cause actual results to differ materially from those expressed or implied by these statements. Please refer to the cautionary notes in the press release regarding these forward-looking statements.

Item 9.01.  Financial Statements and Exhibits.

(a)    Financial Statements of Businesses Acquired

The required financial statements for the transaction described in Item 2.01 above will be filed under cover of a Form 8-K/A no later than 71 days after the date on which this Current Report on Form 8-K is required to be filed.

(b)     Unaudited Pro Forma Financial Information

The required pro forma financial information for the transaction described in Item 2.01 above will be filed under cover of a Form 8-K/A no later than 71 days after the date on which this Current Report on Form 8-K is required to be filed.

(d)     Exhibits.

Exhibit Number	Description
2.1
Agreement and Plan of Merger, dated as of April 12, 2015, by and among Orad Hi-Tech Solutions Ltd., Avid Technology, Inc., and Messinio Ltd. (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on April 13, 2015)

10.1	Credit Agreement among Avid Technology, Inc., the Lenders named herein and KeyBank National Association dated June 22, 2015
99.1*	Press release dated June 23, 2015
*Document furnished herewith

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVID TECHNOLOGY, INC.
(Registrant)

Date: June 23, 2015	By: /s/ John W. Frederick Name: John W. Frederick Title: Executive Vice President, Chief Financial Officer and Chief Administrative Officer